UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	May 6, 2014
Date of Earliest Event Reported:	May 1, 2014

Mid-Con Energy Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 North Harwood Street, Suite 2410
Dallas, Texas 75201
(Address of principal executive offices)

(972) 479-5980
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2014, Mr. S. Craig George informed the board of directors (the “Board”) of Mid-Con Energy GP, LLC, the general partner (the “General Partner”) of Mid-Con Energy Partners, LP (the “Partnership”) that he would resign as Executive Chairman of the Board, effective August 1, 2014, but would remain as a Director of the Board.

Additionally, on May 5, 2014, the Board approved the following changes to the executive officer positions of the Partnership, effective August 1, 2014.

•    Mr. Charles R. Olmstead will resign as Chief Executive Officer and will be named as Executive Chairman of the Board;
•    Mr. Jeffery R. Olmstead will resign as President and Chief Financial Officer and will assume the position of Chief Executive Officer;
•    Dr. Michael L. Wiggins will be named President & Chief Engineer, while remaining as a Director of the Board; and
•    Mr. Michael D. Peterson will be named to the position of Chief Financial Officer.

Effective August 1, 2014, the employment contract for Mr. S. Craig George will terminate, and there will be no material changes, except for the titles of executive office held, to Mr. Charles R. Olmstead’s and Mr. Jeffery R. Olmstead’s employment agreements (previously filed on December 23, 2011 as Exhibits 10.6, 10.7 and 10.8, respectively on Form 8-K (File No 001-35374)).

Dr. Michael L. Wiggins, age 57, has served as Executive Vice President and Chief Engineer with the Partnership since March 1, 2013, and has served as Director of the Board since April 22, 20013. Prior to joining the Partnership, Dr. Wiggins was employed by William M. Cobb & Associates, Inc. from 2006 to 2013, serving as President since 2011, where his expertise included reservoir studies, oil and gas reserve evaluations and audits, improved recovery design, educational courses and litigation support including expert witness services. He has over 30 years of professional experience in academia and the upstream oil and gas industry including drilling, production, and reservoir engineering. Dr. Wiggins is a Distinguished Member of the Society of Petroleum Engineers ("SPE") and has served on the SPE Board of Directors. Dr. Wiggins earned his Bachelor of Science, Master of Engineering and Ph.D. degrees in Petroleum Engineering from Texas A&M University. Dr. Wiggins is a registered professional engineer in the states of Texas and Oklahoma.

Dr. Wiggins will receive a base salary of $300,000.00 and will participate in the Partnership’s incentive program for executive officers.

Other than with respect to his employment with the General Partner, Dr. Wiggins does not have any material relationship with any director or executive officer of the General Partner, the Partnership or its affiliates and has no family relationships with any directors or officers of the General Partner.

Mr. Michael D. Peterson, age 42, has been employed by Mid-Con Energy Operating, LLC, (“Mid-Con Operating”) an affiliate of the Partnership, since March 31, 2014. Prior to joining Mid-Con Operating, he was employed as Managing Director and Head of Energy Research at MLV & Co. from 2012 to 2014. From 2009 to 2011, Mr. Peterson was Managing Director, Energy Research with International Strategy

 & Investment Group (“ISI”). Prior to his time with ISI, Mr. Peterson was an Energy Research Analyst with Morgan Stanley from 2007 to 2009. He earned his Bachelor of Arts in Political Science and Economics from the University of Denver, a Master of Science in Financial Markets & Trading from the Illinois Institute of Technology, and a Masters of Business Administration from the University of Chicago in International Finance.

Mr. Peterson will receive a base salary of $250,000.00 and will participate in the Partnership’s incentive program for executive officers.

Other than with respect to his employment with the General Partner, Mr. Peterson does not have any material relationship with any director or executive officer of the General Partner, the Partnership or its affiliates and has no family relationships with any directors or officers of the General Partner.

Item 7.01
Regulation FD Disclosure.

On May 5, 2014, the Partnership issued a press release including an executive officer succession plan and the changes referenced above (previously filed on May 6, 2014 as Exhibit 99.1 on Form 8-K (File No 001-35374)). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information disclosed in this 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press release issued by Mid-Con Energy Partners, LP dated May 5, 2014 (previously filed on May 6, 2014 as Exhibit 99.1, respectively on Form 8-K (File No 001-35374)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: May 6, 2014
Mid-Con Energy Partners, LP

By:	Mid-Con Energy GP, LLC, its general partner
By:    /s/ Jeffery R. Olmstead
Jeffrey R. Olmstead, President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Mid-Con Energy Partners, LP dated May 5, 2014 (previously filed on May 6, 2014 as Exhibit 99.1, respectively on Form 8-K (File No 001-35374)).